Exhibit 5.1

May 22, 2025

IR-Med, Inc.

ZHR Industrial Zone

Rosh Pina, Israel, 1231400

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to IR-Med, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1, as amended (the “Registration Statement”) pertaining to the registration and sale of up to 80,000,000 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of the Company, from time to time, pursuant to an Equity Purchase Agreement (the “Purchase Agreement”), dated as of March 11, 2025, entered into by and between the Company and Williamsburg Venture Holdings, LLC.

We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

The opinions rendered herein are limited to the Nevada Revised State Statutes and the federal laws of the United States. For purposes of our opinion, we have examined an official compilation of “Title 7 - Business Associations; Securities; Commodities, Chapter - 78 - Private Corporations” of the Nevada Revised Statutes. Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto. We do not purport to be experts on the laws of the State of Nevada and our opinion is based upon such limited experience.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued, delivered and paid for as provided in the Purchase Agreement, and as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Shares currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
SULLIVAN & WORCESTER LLP